                                                                                                 Exhibit 99

                                      RESOLUTION OF THE BOARD OF DIRECTORS OF
                                               EDISON INTERNATIONAL
                                               Adopted: May 18, 2000

                  RE:      2000 EQUITY PLAN ADOPTION AND EQUITY
                           COMPENSATION PLAN AMENDMENT

                  WHEREAS, there has been presented to the Board of Directors of this corporation a proposal to adopt a new incentive compensation plan called the Edison International 2000 Equity Plan (the "Plan");

                  WHEREAS, additional shares of this corporation's Common Stock will be offered and awarded under the Plan, and additional unissued shares of Common Stock of this corporation may be required to be newly issued
(the "New Issue Stock");

                  WHEREAS, the New Issue Stock may be issued for consideration other than money, and California
Corporations Code Section 409(e) requires that the Board of Directors of this corporation state by resolution its determination of the fair value to the corporation in monetary terms of any consideration other than money for which shares are issued;

                  WHEREAS, it is desirable to authorize the filing of one or more registration statements on Form
S-8 or other appropriate form (the "Registration Statements") with the Securities and Exchange Commission (the
"SEC") for the purpose of registering under the Securities Act of 1933, as amended, the additional shares of
Common Stock to be offered and awarded pursuant to the Plan, and to effect such SEC filing over the signatures of attorneys-in-fact;

                                       1

                  WHEREAS, in connection with the offer and award of additional shares of Common Stock, this corporation may be required to comply with requirements of the securities, Blue Sky or similar laws of certain states or other jurisdictions; and

                  WHEREAS, prior to issuance, the New Issue Stock is required to be listed on the New York Stock
Exchange, Inc. (the "NYSE"), and the Pacific Exchange, Inc. (the "PE", the NYSE and the PE being hereinafter collectively referred to as the "Exchanges");

                  WHEREAS, in connection with adoption of the Plan, it is desirable to make certain conforming amendments to the Edison International Equity Compensation Plan;

                  NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby approved in substantially the form attached hereto as Exhibit "A," and the amendment of the Edison International Equity Compensation Plan (the
"Amendment") is hereby approved in substantially the form attached hereto as Exhibit "B", each with such minor or technical changes as may be approved by the Senior Vice President of Human Resources of this corporation, as evidenced by his execution of the final version of the Plan and Amendment; provided, however, that no change shall be made which would violate any applicable laws or stock exchange rules or which would decrease or eliminate the exempt status of any transaction under Rule 16b-3 promulgated by the SEC under the Securities
Exchange Act of 1934, as amended.

                                       2

                  BE IT FURTHER RESOLVED, that the Board of Directors of this corporation hereby authorizes offers and awards of this corporation's Common Stock (the "Plan Stock") pursuant to the Plan; provided that, subject to Sections 3.3(b), 3.3(c) and 3.4(a) of the Plan, the aggregate number of shares of Plan Stock that may be awarded under the Plan shall not exceed 10,000,000 shares of Common Stock of this corporation; such shares of
Plan Stock to be New Issue Stock or previously issued shares purchased on the open market, as the Chief Financial
Officer, the Treasurer or any Assistant Treasurer, acting alone, may determine to be advisable in view of the capital requirements of this corporation and its subsidiaries, and at prices determined from time to time in accordance with the terms of the Plan, as the Plan may be amended from time to time.

                  BE IT FURTHER RESOLVED, that the Plan shall continue unless terminated in accordance with the terms of the Plan, as the Plan may be amended from time to time.

                  BE IT FURTHER RESOLVED, that the New Issue Stock may be issued to pay awards under the Plan for consideration other than money, including without limitation, past services of employees and others or the acceptance of employment as an employee of this corporation or its subsidiaries or other affiliates, but in no event for future services.

                                       3

                  BE IT FURTHER RESOLVED, that the Board of Directors of this corporation hereby determines that the fair value to this corporation in monetary terms of any nonmonetary consideration received for each share of
New Issue Stock issued under the Plan shall be deemed to be an amount equal to the fair market value of the New
Issue Stock (which shall be the average of the highest and lowest sale prices for the Common Stock of this corporation as reported in the western edition of The Wall Street Journal for the New York Stock Exchange
Composite Transactions for the date as of which such determination is made, or if such report is not available, as reported in any other generally recognized source as determined by the Compensation and Executive Personnel
Committee of the Board of Directors of this corporation (the "Committee")).

                  BE IT FURTHER RESOLVED, that the Committee, excluding those members ineligible to administer the Plan as provided therein, is hereby granted all such powers and authority of the Board of Directors of this corporation as may be necessary or appropriate to implement and administer the Plan.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized and directed to prepare and file or cause to be prepared and filed, at one time or from time to time, the
Registration Statements together with all documents required as exhibits thereto and any and all amendments, including without limitation Post-Effective Amendments and/or supplements to Registration Statements, deemed by such officer or officers as necessary for the registration with the SEC under the Securities Act of 1933, as amended, of offers and awards of up to the aggregate maximum number of shares of the Plan Stock authorized to be offered and awarded pursuant to the Plan.

                                       4

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver individually as well as on behalf of this corporation and in its name a power of attorney appointing John E. Bryson, Bryant C. Danner, Theodore F. Craver, Jr., Thomas M. Noonan, Beverly P. Ryder, Kenneth
S. Stewart, Paul Alcala, James R. Berg, Mary C. Simpson, Paige W. R. White, Timothy W. Rogers, Rayna M. Morrison,
Bonita J. Smith, Peggy A. Stern, Douglas G. Green, and Polly L. Gault, and/or any one of them, to act severally as attorney-in-fact for such officer and this corporation for the purpose of executing, filing or causing to be filed, on its behalf and in its name the Registration Statements and any and all amendments and/or supplements thereto to be filed by this corporation with the SEC.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized and directed, in the name and on behalf of this corporation or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with authorities of such states or other jurisdictions and to do such other acts and things as the officer or officers may deem to be necessary or appropriate to comply with the securities, Blue Sky or similar laws of such states or jurisdictions in connection with the offer and award of the Plan Stock; provided, however, that this corporation shall not thereby qualify as a foreign corporation in such states or jurisdictions.

                  BE IT FURTHER RESOLVED, that for the purpose of listing shares of the New Issue Stock with the
Exchanges, each of the officers of this corporation is hereby authorized to execute and file or cause to be filed with the Exchanges, in the name and on behalf of this corporation, at one time or from time to time, and for any number of shares up to the aggregate maximum number of shares authorized to be offered and awarded pursuant to the Plan, listing applications (including any amendments or supplements thereto), and such other filings, instruments and documents as the officer or counsel of this corporation shall deem necessary or convenient to effect or maintain, or otherwise in connection with, said listings.

                                       5

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby fully authorized, empowered and directed in the name and on behalf of this corporation or otherwise to take or cause to be taken such actions, including but not limited to the payment of any fees, taxes or other expenses, and to prepare or cause to be prepared and to execute and deliver such certificates, agreements, and other instruments and documents, as in the judgment of the officer or counsel for this corporation, may be necessary or appropriate so that the obligations of this corporation under the Plan and the Amendment may be fully performed in accordance with their terms and conditions and to carry out the foregoing provisions of this resolution.

APPROVED:

John E. Bryson
-----------------------------
John E. Bryson
Chairman of the Board

Bryant C. Danner
-------------------------------------
Bryant C. Danner
Executive Vice President and General Counsel

                                                                                         EXHIBIT A

                                               EDISON INTERNATIONAL

                                                 2000 EQUITY PLAN

                                              Effective May 18, 2000

                                               EDISON INTERNATIONAL

                                                 2000 EQUITY PLAN

                                              Effective May 18, 2000

                                                         1. GENERAL

1.1      Purpose

         The  purpose of the Plan is to improve the  long-term  financial  and  operational  performance  of Edison
International  and its affiliates by providing  Participants a financial  incentive that  reinforces and recognizes long-term corporate,  organizational and individual  performance and accomplishments.  The Plan is further intended to promote the  interests of Edison  International  and its  shareholders  by attracting  and  retaining  qualified officers  and  employees  and  aligning  their  interests  with  those of the  other  shareholders  by  encouraging
Participants to acquire Common Stock or otherwise increase their proprietary interest in Edison International.

1.2      Participation.

         Subject to Section 3.3(b),  the  Administrator  has authority,  in its sole  discretion,  to determine and designate  from  time-to-time,  from among the  Eligible  Persons,  those who are to be granted  Stock  Options and thereby become Participants in the Plan.

1.3      Operation, Administration and Definitions.

         The  operation  and  administration  of the Plan and the Stock  Options are subject to the  provisions  of
Article 3.  Capitalized terms in the Plan are defined in Article 4.

                                                       2. STOCK OPTIONS

2.1      General.

         The  Administrator  may grant  Stock  Options to  Eligible  Persons.  The  Administrator  may grant  Stock
Options as  alternatives  or  replacements  of awards  outstanding  under any other plan or  arrangement of another business or entity,  all or a portion of which is acquired by an EIX  Company.  Each Stock Option will be evidenced by a written  instrument  specifying  the date of grant and may include or  incorporate by reference any additional terms and conditions consistent with the Plan as determined in the discretion of the Administrator.

2.2      Stock Options.

         The grant of a Stock Option  entitles the  Participant  to purchase  shares of Common Stock at an exercise price  established by the  Administrator.  Stock Options awarded pursuant to the Plan shall not be "incentive stock options"  as  defined  in  Section  422 of the Code.  Stock  Options  granted  under  this Plan are  subject to the following terms and conditions:

(a)      The exercise price of each Stock Option will be determined by a method established by the Administrator at the time of the grant, except that the exercise price may not be less than one hundred percent of the Fair
Market Value of the Common Stock as of the Pricing Date.

(b)      Upon the exercise of a Stock Option, the purchase price will be payable in full in cash (or its equivalent acceptable to Edison International) and/or shares of Common Stock at the Participant's election;
provided, however, that (i) a Holder may not pay the exercise price with any shares of Common Stock acquired from any EIX Company unless the Holder has held such shares of Common Stock for at least six months prior to the date of exercise, (ii ) in the case of any broker-assisted "cashless exercise," the exercise price must be paid in cash.  Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(c)      No fractional shares will be issued pursuant to the exercise of a Stock Option.  Cash payments will be made in lieu of fractional shares.

(d)      No Stock Option may be exercised more than ten years from the date of the grant.  Each Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

                                            3.  OPERATION AND ADMINISTRATION

3.1      Effective Date of Plan and Duration.

         This Plan will  become  effective  on May 18,  2000.  Unless the Plan is  terminated  earlier  pursuant to
Section 3.6, no Stock Options will be granted after December 31, 2007.

3.2      Administration.

(a)      The Administrator of the Plan is the Committee.  The Administrator has, and may exercise, such powers and authority of the Board as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan.  Subject to Section 3.3, the Administrator has sole authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Stock Options may be granted, the number of shares of Common Stock subject to each Stock Option, the exercise price, vesting schedule and term of any

Stock Option, and such other terms and conditions applicable to each individual Stock Option as the Administrator will determine.  The Administrator may grant at any time additional Stock Options to Participants who have previously received Stock Options during the year.  The purchase price of the Stock Options may be established by the Administrator without regard to the existing Stock Options or such other grants.  Further, the Administrator may, with the consent of a Participant, amend the terms of any existing Stock Option previously granted to include or amend any provisions which could be incorporated in such a Stock Option at the time of such amendment, except that repricing of Stock Options is not permitted.

(b)      The Administrator has the sole authority to interpret the Plan, to determine the terms and provisions of the Stock Option agreements, and to make all determinations necessary or advisable for the administration of the
Plan.  The Administrator has authority to prescribe, amend, and rescind rules and regulations relating to the
Plan.  All interpretations, determinations, and actions by the Administrator will be final, conclusive, and binding upon all parties.  Any action of the Administrator with respect to the administration of the Plan will be taken pursuant to a majority vote or by the unanimous written consent of its members except in the case of a delegation of authority described in the following sentence.  The Administrator may elect to delegate its authority, including without limitation, to approve awards and transactions under the Plan, subject to any conditions it deems appropriate at the time of such delegation, (i) to a subcommittee of at least two members of the Administrator who may act by unanimous written consent or by majority vote, or (ii) in the case of awards and transactions to, by or with Eligible Persons who are not Edison International officers under and subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), to EIX Company management.

(c)      No member of the Board or the Administrator or agent or designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

(d)      Notwithstanding the provisions of Section 3.6 regarding the term of the Plan, all authority of the Board and the Administrator with respect to Stock Options hereunder, including (subject to share limits) the authority to amend outstanding Stock Options, shall continue after the term of the Plan, so long as any Stock Option remains outstanding.  The Administrator shall have the authority to permit a deferred payment in respect of Stock
Options under any deferred compensation plan of Edison International, consistent with Subsection 3.5(b).  Any such deferral shall not be deemed a new grant hereunder so long as all shares issuable in respect thereof do not exceed the aggregate number of shares subject to the Stock Option so paid thereby.

(e)      Notwithstanding anything to the contrary contained in this Plan, no Stock Option may be exercised more than ten years from the date of the grant.  Each Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

(f)      The approval by the Administrator of awards and transactions under this Plan to, by or with Eligible
Persons who are or become Edison International officers under Section 16 is intended to comply with and exempt such awards and transactions under Rule 16b-3.

3.3      Aggregate and Maximum Grants Under Plan.

(a)      Subject to the provisions of Sections 3.3 and 3.4 of the Plan, the aggregate number of shares of Common
Stock that may be issued or transferred pursuant to Stock Options will not exceed 10 million shares of Common
Stock.

(b)      During both the term of the Plan as defined in Section 3.1 and the first three years of such term, the aggregate number of shares subject to Stock Options granted to Edison International Section 16 officers and/or
Edison International directors under this Plan shall be less than 50% of the shares subject to Stock Options granted to Eligible Persons who are not Edison International Section 16 officers and/or Edison International directors.  The shares to be delivered under the Plan will be made available, at the discretion of Edison
International, either from authorized but unissued shares of Common Stock or from shares purchased on the open market.

(c)      If any Stock Option expires, is forfeited, is canceled, or otherwise terminates for any reason other than upon exercise, the shares of Common Stock (provided the Participant receives no benefit of ownership) that could have been delivered will not be charged against the limitations provided above and may again be made subject to Stock Options.

3.4      Adjustment Provisions.

(a)      Subject to the provisions of this Section 3.4, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Edison
International, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 3 of the
Plan, (ii) the maximum individual award, (iii) the number and kind of shares or other securities subject to the then outstanding Stock Options, and (iv) the price for each share or other unit of any other securities subject to the then outstanding Stock Options without change in the aggregate purchase price or value as to which Stock
Options remain exercisable or subject to restrictions.

(b)      Despite the foregoing, upon a Change in Control of Edison International, all Stock Options then outstanding under the Plan will be fully vested and exercisable unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Stock Options of new stock options, covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.  The Administrator may include in the terms and conditions of any Stock Option provisions for the acceleration of vesting and exercisability of a
Stock Option in the event a Holder's employment is terminated without Cause or a Holder terminates employment with Good Reason in connection with a Change in Control of Edison International.

(c)      Any adjustments pursuant to this Section 3.4 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive, except to the extent the successor employer corporation or any other acquiring or surviving entity is required to approve the adjustment to exempt any resulting transaction under Rule 16b-3.  No fractional interest will be issued under the
Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

3.5      General Provisions.

(a)      With respect to any share of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the
Plan, as the Administrator may direct.

(b)      Notwithstanding the term of a Stock Option, the Administrator may approve the delayed payment or delivery of any cash or shares of Common Stock that may become due under the Plan.  Any such delayed payment or delivery must specifically be authorized by the Administrator in writing and shall be subject to any conditions, restrictions or requirements as the Administrator may determine.

         The Administrator may permit the deferral of any Common Stock payable in respect of a Stock
         Option in the form of Stock Units which may earn dividend equivalents and other compensation in respect thereof, and the Committee may provide that such Stock Units and dividend equivalents shall eventually be paid in the form of shares of Common Stock (subject to share limits).

         In the event that the purchase price of a Stock Option is paid in full in shares of Common
         Stock and the delivery of shares of Common Stock in excess of the option price is deferred,
         Stock Units may be credited in respect of such excess shares and may earn dividend equivalents or other compensation in respect thereof, and the number of shares of Common Stock issued in respect of the deferred shares may include the number of such deferred shares and the number of
         Stock Units credited as dividend equivalents (subject to share limits).

         In addition, during the term of the Plan, the Administrator may grant Stock Units to selected employees as dividend equivalents under and as set forth in any Edison International option gain deferral program (the "Deferral Program") and may deliver shares of Common Stock in respect to such Stock Units pursuant to the selected employee's election under the Deferral
         Program.

(c)      Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of an EIX Company or affect the right of the EIX Company to terminate the employment of any Holder at any time with or without cause.

(d)      No shares of Common Stock will be issued or transferred pursuant to a Stock Option unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issue of shares pursuant to the exercise of a Stock
Option, Edison International may require the Holder to take any reasonable action to meet such requirements.

(e)      No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Stock Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

(f)      Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or to the extent the exempt status of any transaction under Section 16 would be decreased or eliminated, and in addition to the delegation pursuant to Section 3.2(a), the Administrator may delegate all or any portion of its responsibilities and powers to any one or more of its members or any other person or persons selected by it.  The
Administrator may revoke such delegation at any time.

(g)      Edison International may make such provisions as it deems appropriate to withhold any taxes that it determines it is required to withhold in connection with any Stock Option.  Subject to this Subsection, however, the Administrator, in its sole discretion and subject to such rules as the Administrator may adopt, may permit
Participants to elect to apply a portion of the shares of Common Stock they are otherwise entitled to receive pursuant to a Stock Option, or shares of Common Stock already owned, to satisfy the tax withholding obligation arising from the exercise of any Stock Option.  Any shares so delivered to Edison International will be valued at their Fair Market Value on the withholding date.

          Notwithstanding any other provision of this Plan, the number of shares of Common Stock which may be withheld upon the exercise of any Stock Option in order to satisfy the Holder's federal and state income and payroll tax liabilities with respect to the exercise, receipt or vesting of the right shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(h)      No Stock Option and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature, or otherwise transferable (meaning, without limitation, that such Stock Option or right is exercisable during the Holder's lifetime only by him/her or by his/her guardian or legal representative) except that, under such rules and regulations as Edison International may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a Stock Option in the event of death of a Holder of such Stock Option, and Stock Options may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the
regulations promulgated thereunder.  If such beneficiary is the executor or administrator of the estate of the
Holder of such Stock Option, any rights with respect to such Stock Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Stock Option, or, in the case of intestacy, under the laws relating to intestacy.  Stock Options transferred remain subject to all applicable terms, conditions and restrictions.

(i)      Notwithstanding Subsection (h), the Administrator will have the authority, in its discretion, to grant
(or to sanction by way of amendment of an existing grant) Stock Options that may be transferred by the
Participant during his/her lifetime to any member of his/her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his/her immediate family, in which case the written documentation containing the terms and conditions of such Stock Options will so state.  A transfer of a Stock Option pursuant to this Subsection may only be effected by the Administrator at the written request of a Participant and will become effective only when recorded in Edison International's record of outstanding Stock Options.  In the event a Stock Option is transferred as contemplated in this Subsection, such Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution.  In the event a Stock Option is transferred as contemplated in this Subsection, such Stock Option will continue to be governed by and subject to the terms, conditions and restrictions of the Plan and the relevant grant.  As used in this Subsection, "immediate family"
will mean, with respect to any person, a spouse, child, stepchild or grandchild, and will include relationships arising from legal adoption.

(j)      No fractional shares will be issued under the Plan. Only cash payments will be made in lieu of fractional shares.

(k)      Each EIX Company will be liable for payment of any cash payable under the Plan with respect to any
Participant to the extent that such benefits are attributable to services rendered for that EIX Company by the
Participant.  Any disputes related to liability of an EIX Company for cash payments will be resolved by the
Administrator.

(l)      Future services shall not constitute payment or part payment for previously unissued shares of Common
Stock to be issued upon the exercise of a Stock Option.

(m)      This Plan will be governed by the laws of the State of California.

(n)      If a Stock Option is granted to an Eligible Person who thereafter becomes an Edison International
Section 16 officer or director, such Stock Option (including without limitation any exercise or conversion or other transaction pursuant to the terms of such Stock Option that may be deemed to be a "purchase" or "sale" for purposes of Section 16) shall thereupon immediately and automatically become subject to the requirements of Rule
16b-3(d)(3) (or any successor provision thereof) promulgated under Section 16 and shall be held by such Eligible
Person (or any other person then duly holding such Stock Option) until such Rule has been satisfied, any other terms or provisions of this Plan or any instrument evidencing such Stock Option to the contrary notwithstanding.
In its sole discretion, the Administrator may take any action it may deem necessary or advisable to assure compliance with the requirements of such Rule, including withholding delivery to such Eligible Person (or any such other person) of any security (or certificate evidencing a security) or of any other payment in any form until such time as the requirements of such Rule have been satisfied.  In his or her sole discretion, the
Secretary of Edison International may waive compliance with the requirements of such Rule if the Secretary has determined that, for purposes of Section 16, the acquisition and/or disposition of any securities or derivative securities pursuant to such Stock Option by such Eligible Person is and will be otherwise exempt from the provisions of paragraph (b) of Section 16.

3.6      Amendment and Termination of the Plan.

(a)      The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time if, in the sole judgment of the Board, such action is in the best interests of Edison International.

(b)      The Administrator may, with the consent of a Holder, make such modifications in the terms and conditions of any Stock Option as it deems advisable or cancel the Stock Option (with or without consideration).  No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Stock Option previously granted under the Plan.

3.7      Termination of Employment.

(a)      The Administrator shall provide in the terms and conditions of any Stock Option at the time of grant the extent to which termination of employment will shorten the period for exercising a Stock Option.

(b)      In the event a Holder of a Stock Option ceases to be an employee, the Holder must have been a
Participant for the entire incentive or vesting period applicable to the Stock Option in order to be eligible for the full amount of any such Stock Option.  Pro-rata awards may be distributed to Participants who are discharged or who terminate their employment for reasons other than incompetence, misconduct or fraud, or who retired or became disabled during the incentive period, or who were Participants for less than the full incentive period.  A pro-rata award may be made to a Participant's designated beneficiary in the event of death of a Participant during an incentive period prior to an award being made.

(c)      The Administrator may in its sole discretion determine, with respect to a Stock Option, that any Holder who is on a leave of absence for any reason will be considered as still in the employ of an EIX Company, provided that rights to such Stock Option during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

(d)      The Administrator may vary the requirements of this Section 3.7 in the terms and conditions of a Stock
Option at the time of grant, or on a case-by-case basis thereafter, as it deems appropriate and in the best interests of Edison International.  The Administrator may accelerate the vesting of all, or a portion of any
Stock Option, and may extend the above-described exercise periods to as long as the term provided in the terms and conditions of the original Stock Option.

                                                    4. DEFINITIONS.

         Whenever the following  terms are used in this Plan,  they will have the meanings  specified  below unless the context clearly indicates otherwise:

         "Administrator" is the Committee.

         "Beneficial  Owner"  shall have the meaning  ascribed to such term in Rule 13d-3 of the General  Rules and
Regulations under the Securities Exchange Act of 1934, as amended.

         "Board of Directors" or "Board" means the Board of Directors of Edison International.

         "Cause" means the occurrence of either or both of the following:

         (a)      The  Participant's  conviction  of, or pleading  guilty or nolo  contendere  to, an act of fraud, embezzlement, theft, or other act constituting a felony; or

         (b)      The  willful  engaging  by  the  Participant  in  misconduct  that  would  have  resulted  in the termination of his or her  employment by his or her Employer under its or Edison  International's policies and practices  applicable to the  Participant in effect  immediately  prior to the start of the Protected Period;  however,  no act or failure to act, on the Participant's part, shall be considered  "willful"  unless done, or omitted to be done, by the  Participant  not in good faith and without  reasonable  belief that his or her action or  omission  was in the best  interest of
                  Edison International and his or her Employer.

         "Change  in  Control"  shall be  deemed to have  occurred  as of the first day that any one or more of the following conditions shall have been satisfied:

         (a)      Any  Person  (other  than a trustee  or other  fiduciary  holding  securities  under an  employee benefit  plan of Edison  International  or other  EIX  Company)  becomes  the  Beneficial  Owner,

                                       10

                  directly or indirectly,  of securities of Edison International  representing thirty percent (30%)
                  or more of the  combined  voting power of Edison  International's  then  outstanding  securities.
                  For  purposes of this  clause,  "Person"  shall not include  one or more  underwriters  acquiring newly-issued voting securities (or securities  convertible into voting securities)  directly from
                  Edison International with a view towards distribution.

         (b)      On any day after the Effective Date (the "Measurement  Date") Continuing  Directors cease for any reason to  constitute  a majority of the Board.  A director is a  "Continuing  Director" if he or she either:

                  (i)      was a member of the Board on the applicable Initial Date (an "Initial Director"); or

                  (ii)     was  elected to the Board,  or was  nominated  for  election  by Edison  International's shareholders,  by a vote of at least two-thirds  (2/3) of the Initial  Directors then in office.

                           A member of the Board who was not a Director  on the  applicable  Initial  Date shall be deemed  to be an  Initial  Director  for  purposes  of clause  (ii)  above if his or her election,  or  nomination  for  election  by Edison  International's  shareholders,  was approved  by a vote of at least  two-thirds  (2/3) of the Initial  Directors  (including directors  elected  after the  applicable  Initial  Date who are  deemed  to be  Initial
                           Directors by applicable of this provision) then in office.

                           "Initial  Date" means the later of (i) the  Effective  Date or (ii) the date that is two
                           (2) years before the Measurement Date.

                  (c)      Edison International is liquidated;  all or substantially all of Edison  International's assets are sold in one or a series of related  transactions;  or Edison International is merged,  consolidated,  or reorganized  with or involving any other  corporation,  other than a merger,  consolidation,  or reorganization  that results in the voting securities of Edison  International  outstanding  immediately prior thereto continuing to represent
                           (either by remaining  outstanding or by being  converted  into voting  securities of the surviving  entity) more than fifty  percent  (50%) of the  combined  voting power of the voting  securities  of  Edison  International  (or such  surviving  entity)  outstanding immediately after such merger, consolidation, or reorganization.

                  Notwithstanding the foregoing,  a bankruptcy of Edison  International or a sale or spin-off of an
                  Edison   International   subsidiary  (short  of  a  dissolution  of  Edison  International  or  a liquidation of substantially  all of Edison  International's  assets,  determined on an aggregate basis) will not constitute a Change in Control.

                                       11

                  (d)      The  consummation  of such other  transaction  that the Board may, in its  discretion in the circumstances, declare to be a Change in Control for purposes of this Plan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means those Directors on the Compensation and Executive  Personnel  Committee of the Board who
qualify as both  "non-employee  Directors"  under Rule 16b-3 and "outside  Directors"  under Section  162(m) of the
Code. The Board will ensure at least two members are qualified to administer the Plan at all times.

         "Common Stock" means the common shares of Edison International.

         "Director" means a member of the Board of Directors of EIX.

         "Edison  International  Affiliate"  means any  company  during  any  period  in which it is a  "subsidiary company" as that term is defined in Section 424(f) of the Code.

         "Effective Date" means May 18, 2000.

         "EIX Company" means Edison International or an Edison International Affiliate.

         "Eligible  Person" means each full-time  employee of an EIX Company who is an "exempt employee" as defined under the Fair Labor Standards Act of 1938.

         "Employer" means the EIX Company that employs or last employed the Participant.

         "Fair  Market  Value"  means the average of the  highest  and lowest  sale prices for the Common  Stock as reported in the western edition of The Wall Street Journal for the New York Stock Exchange  Composite  Transactions
                                   -----------------------
for the date as of which such  determination is made or, if such report is not available,  as reported in any other generally recognized source as determined by the Administrator.

         "Good Reason" means,  without the  Participant's  express  written  consent,  the occurrence of any one or more of the following:

         (a)      A material  reduction in the nature or status of the Participant's  authorities,  duties,  and/or responsibilities  (when  such  authorities,  duties,  and/or  responsibilities  are viewed in the aggregate)  from  their  level  in  effect  on the day  immediately  prior  to the  start  of the
                  Protected Period.

                                       12

         (b)      A reduction by the Participant's  Employer in the  Participant's  base salary as in effect on the day immediately prior to the start of the Protected Period.

         (c)      A  material  reduction  by  Edison  International  or  by  the  Participant's   Employer  of  the
                  Participant's   aggregate   welfare   benefits  and/or  incentive   opportunities   under  Edison
                  International's  and/or  the  Employer's  short  and/or  long-term  incentive  programs,  as such benefits  and  opportunities  exist on the day  immediately  prior to the start of the  Protected
                  Period and when viewed on an aggregate basis.

         (d)      Any other event  defined as "Good Reason" in any severance  plan that covers the  Participant  or any severance agreement to which the Participant is a party.

         "Holder" means a person holding a Stock Option.

         "Participant" is an Eligible Person who has been granted a Stock Option.

         "Person" shall have the meaning  ascribed to such term in Section  3(a)(9) of the Securities  Exchange Act of 1934, as amended,  and used in Sections 13(d) and 14(d) thereof,  including a group as  contemplated by Sections
13(d)(3) and 14(d)(2) thereof.

         "Plan" means the 2000 Equity Plan as set forth herein, which may be amended from time-to-time.

         "Potential  Change in Control"  shall be deemed to have  occurred as of the first day that any one or more of the following conditions shall have been satisfied:

         (a)      Any  Person  (other  than a trustee  or other  fiduciary  holding  securities  under an  employee benefit plan of Edison  International  or other EIX Company):  (i) announces an intention to take action  which,  if  consummated,  would  result  in a Change  of  Control;  or (ii)  becomes  the
                  Beneficial  Owner,  directly or indirectly,  of securities of Edison  International  representing fifteen  percent  (15%) or more of the  combined  voting  power of  Edison  International's  then outstanding  securities.  For  purposes of this  clause,  "Person"  shall not include one or more underwriters  acquiring  newly-issued  voting  securities (or securities  convertible into voting securities) directly from Edison International with a view towards distribution.

         (b)      Edison International  enters into an agreement that, if consummated,  would result in a Change in
                  Control.

(c)      The Board declares that a Potential Change in Control has occurred for purposes of this Plan.

                                       13

(d)      The shareholders of Edison  International  approve a transaction that, if consummated,  would constitute a
         Change in Control of Edison International.

         "Pricing Date" means the date the Stock Option is granted except that the  Administrator  may provide that the Pricing Date is the date the  recipient is hired or promoted if the grant of the Stock Option  occurs within 90 days of such event.

         "Protected  Period"  means the  period  related  to a Change  in  Control  that  begins on the date of the related  Potential  Change in Control (or, if no Potential  Change in Control occurs with respect to the event, the date that is six months before the actual Change in Control) and ends on the date of the Change in Control.

         "Rule 16b-3" means Rule 16b-3 (or any successor  provision  thereof)  promulgated  by the  Securities  and
Exchange Commission under the Securities Exchange Act of 1934, as amended.

         "Stock Option" means an option granted pursuant to Section 2.2 of the Plan.

         "Stock  Unit"  means a  non-voting  unit of  measurement  that is deemed for  bookkeeping  purposes  to be equivalent to one outstanding share of Common Stock (subject to adjustment).

EDISON INTERNATIONAL

JOHN H. KELLY
-----------------------------------------------------
JOHN H. KELLY
Senior Vice President

                                                                                                          EXHIBIT B

                                               Amendment No.1 to the
                                   Edison International Equity Compensation Plan
                                           (AS RESTATED JANUARY 1, 1998)

         Section 3.4 of the Edison  International  Equity  Compensation Plan as Restated January 1, 1998 is amended by adding the following section thereto as a new Section 3.4(e) effective May 18, 2000:

         "(e)     Notwithstanding  the foregoing  provisions of this Section 3.4, a Plan Award may contain specific provisions,  determined  by the  Administrator  at the  time of the  award  and set  forth in the written  award  instrument  (or  the  statement  of  terms  applicable  thereto),  regarding  the consequences  of a change in control of Edison  International  and, if so  contained in an award, those  provisions shall be controlling in the event of any  inconsistency  with this Section 3.4.
                  (For example,  and without  limitation,  a Plan Award may provide that  accelerated  vesting will occur in  connection  with a change in control  event  only if the  Participant's  employment  is terminated by an EIX Company without cause or the Participant  terminates  employment with an EIX
                  Company for good reason,  and, in either event,  the Participant  does not otherwise  continue as an employee of another EIX Company.)"

                                                     Edison International

                                                     John H. Kelly
                                                     -----------------------------------------------------
                                                     John H. Kelly, Senior Vice President

                  I, Kenneth S. Stewart, Assistant Secretary of Edison International, do hereby certify that the above is a full, true, and correct copy of a resolution of the Board of Directors of said corporation, adopted at a meeting of said Board of Directors duly held on May 17, 2002.

                  WITNESS my hand and the seal of said corporation this 17th day of May, 2002.

                                                     Kenneth S. Stewart
                                                     ---------------------------
                                                     Kenneth S. Stewart
                                                     Assistant Secretary
                                                     Edison International
(SEAL)